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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 31, 2003
                                 Date of Report
                        (Date of earliest event reported)


                          AMERICAN COMMERCIAL LINES LLC
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                    333-62227
                            (Commission File Number)


                                   52-2106600
                      (IRS Employer Identification Number)


                             1701 East Market Street
                          Jeffersonville, Indiana 47130
                    (Address of Principal Executive Offices)


                                 (812) 288-0100
              (Registrant's Telephone Number, Including Area Code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.  Bankruptcy or Receivership.

On January 31, 2003, American Commercial Lines LLC ("ACL") filed a petition with the U.S. Bankruptcy Court for the Southern District of Indiana, New Albany Division (the "Bankruptcy Court"), to reorganize under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code"). Included in the filing are ACL, ACL's parent American Commercial Lines Holdings LLC, American Commercial Barge Line LLC, Jeffboat LLC, Louisiana Dock Company LLC and ten other U.S. subsidiaries of ACL. The petitions do not cover any of ACL's foreign subsidiaries or certain of its U.S. subsidiaries. ACL and the other filing entities will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 5.  Other Events.

In connection with its Chapter 11 filing, ACL arranged commitments for up to $75 million in debtor-in-possession ("DIP") financing from a group of banks led by JPMorgan Chase Bank. On January 31, 2003, ACL issued a press release announcing the bankruptcy filing and the DIP financing. A copy of the press release is attached hereto as Exhibit 99.1.

THIS CURRENT REPORT ON FORM 8-K CONTAINS OR INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. READERS ARE REFERRED TO ALL DOCUMENTS FILED BY DANIELSON HOLDING CORPORATION AND AMERICAN COMMERCIAL LINES LLC WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

Exhibit
Number             Description

99.1               Press Release of American Commercial Lines LLC dated
                   January 31, 2003.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 31, 2003

AMERICAN COMMERCIAL LINES LLC
(Registrant)

By:      /s/  James J. Wolff
         -----------------------
Name:    James J. Wolff
Title:   Senior Vice President
         and Chief Financial Officer
         (Principal Accounting Officer)